EXHIBIT 3(A)

                NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
               INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

                           SPECIMEN STOCK CERTIFICATES

NUMBER                                                     CUSIP NO. 00435V 10 6
                                                                          SHARES

                              ACCORD VENTURES, INC.

                   Authorized Common Stock: 200,000,000 Shares
                                Par Value: $0.001

THIS CERTIFIES THAT

IS THE RECORD HOLDER OF

                 -Shares of ACCORD VENTURES, INC. Common Stock -

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

     Witness the facsimile seal of the Corporation and the facsimile of its duly authorized officers.

Dated:

------------------------------------         -----------------------------------
                       Secretary                                   President

Not valid unless countersigned by transfer agent

                                                  Countersigned Registered:
                                               NEVADA AGENCY AND TRUST COMPANY
                                              50 WEST LIBERTY STREET, SUITE 880
                                                     RENO, NEVADA, 89501

                                              By
                                                --------------------------------
                                                    Authorized Signature

                     TRANSFER AGENT AND REGISITRAR AGREEMENT

     THIS AGREEMENT made and entered into this 22nd day of September, 1998, by and between:

NEVADA AGENCY AND TRUST COMPANY, 50 West Liberty Street, Suite 880, Reno, Nevada 89501, hereinafter called "TRANSFER AGENT," and

ACCORD VENTURES INC., 320 - 1100 Melville Street, Vancouver, B.C. V6E 4A6, a Nevada corporation, hereinafter called "COMPANY."

          NOW THEREFORE, for valuable consideration and the mutual promises herein contained, the parties hereto agree as follows, to wit:

     1. [APPOINTMENT OF TRANSFER AGENT] The COMPANY hereby appoints TRANSFER AGENT as the Transfer Agent and Registrar for the COMPANY'S Common Stock, commencing on this 22nd day of September, 1998.

     2. [COMPANY'S DUTY] The COMPANY agrees to deliver to TRANSFER AGENT a complete up-to-date stockholder list showing the name of the individual stockholder, current address, the number of shares and the certificate numbers, it being specifically understood and agreed that the TRANSFER AGENT is not to be held responsible for any omissions or error, that may leave occurred prior to this Agreement whether on the part of the COMPANY itself or its previous transfer agent or agents. The COMPANY hereby agrees to indemnify TRANSFER AGENT in this regard.

     3. [STOCK CERTIFICATES] The COMPANY agrees to provide an adequate number of stock certificates to handle the COMPANY'S transfers oil a current basis. Upon receipt of TRANSFER AGENT'S request, the COMPANY agrees to furnish additional stock certificates as TRANSFER AGENT deems necessary considering the volume of transfers. The stork certificates shall be supplied at COMPANY'S cost. The TRANSFER AGENT agrees to order stock certificates from its printer upon request of the COMPANY.

     4. [TRANSFER AGENT DUTIES] TRANSFER AGENT agrees to handle the COMPANY'S transfers, record the same, and maintain a ledger, together with a file containing all correspondence relating to said transfers, which records shall be kept confidential and be available to the COMPANY and its Board of Directors, or to any person specifically authorized by the Board of Directors to review the records which shall be made available by TRANSFER AGENT during the regular business hours.

     5. [TRANSFER AGENT REGISTRATION] TRANSFER AGENT warrants that it is registered as a Transfer Agent with the United Stakes Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

     6. [STOCKHOLIDER LIST] From time to time, as necessary for Company stockholders meeting or mailings, the TRANSFER AGENT will certify and make available to the current, active stockholders list for COMPANY purposes. it is agreed that a reasonable charge for supplying such list will be made by TRANSFER AGENT to the COMPANY. It is further agreed that in the event the TRANSFER AGENT received a request or a demand from a stockholder or the attorney of agent for a stockholder, for a list of stockholders, the TRANSFER AGENT will serve notice of such request by certified mail to the COMPANY. The COMPANY will have forty-eight
(48) hours to respond in writing to the TRANSFER AGENT. If the COMPANY orders the TRANSFER AGENT to withhold delivery of a list of stockholders as requested, the TRANSFER AGENT agrees to follow the orders of the COMPANY. The COMPANY will then follow the procedure set forth in the Uniform Commercial Code to restrain the TRANSFER AGENT from making delivery of a stockholders list.

     7. [TRANSFER FEE] TRANSFER AGENT agrees to assess and collect from the person requesting a transfer and/or the transferror, a fee of Fifteen and No/100 dollars ($15.OO) for each stock certificate issued, except original issues of stock or warrant certificates, which fees shall be paid by the COMPANY. This fee may be decreased or increased at any time by the TRANSFER AGENT. This fee shall be the property of the TRANSFER AGENT.

     8. [ANNUAL FEE] The COMPANY agaves to pay the TRANSFER AGENT an annual fee of TWELVE HUNDRED DOLLARS ($1,200.00) each year. This fee reimburses the TRANSFER AGENT for the expense and time required to respond to the written and oral inquiries from brokers and the investing public, as well as maintaining the transfer books and records of the corporation. The annual fee will be due on 1st of July of each year and is subject to annual review.

     8 [TERMINATION] This Agreement may be terminated by either party given written notice of such termination to the other party at least ninety (90) days before the effective date. The TRANSFER AGENT shall return all of the transfer records to the COMPANY and its duties and obligations as TRANSFER AGENT shall cease at that time. The TRANSFER AGENT will be paid a Termination Fee of $1.00 per registered stockholder of the Company at the time the written termination notice is served.

     I0. [COMPANY STA'I'US] The COMPANY will promptly advise the TRANSFER AGENT of any changes or amendments to the Articles of Incorporation, any significant changes in corporate status, changes in officers, etc., and of all changes in filing status with the Securities and Exchange Commission, or any state entity, and to hold the, TRANSFER AGENT harmless from its failure to do so.

     II- [INDEMNIFICATION OF TRANSFER AGENT] The COMPANY agrees to indemnify and hold harmless the TRANSFER AGENT, from any and all loss, liability of damage, including reasonable attorneys' fees and expenses, arising out of, or resulting from the assertion against the TRANSFER AGENT of any claims, debts or obligations in connection with any of the TRANSFER AGENT'S duties as set forth in the Agreement, and specifically it is understood that the

TRANSFER AGENT shall have the right to apply to independent counsel at the COMPANY'S expense in following the COMPANY'S directions and orders.

     12. [COUNTERPARTS] This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but all such counterparts shall constitute one and the same instrument.

     13. [NOTICE] Any notice under this Agreement shall be deemed to have been sufficiently given if sent by registered or certified mail, postage prepaid, addressed as follows:

                           TO THE COMPANY:
                           Allan G. Wilson, President
                           ACCORD VENTURES, INC.
                           320 - 1100 Melville Street
                           Vancouver, B.C. V6E 4A6

                           TO THE TRANSFER AGENT:
                           NEVADA  AGENCY  AND  TRUST  COMPANY
                           50 West Liberty Street, Suite 880
                           Reno, Nevada 89501


     14. [MERGER CLAUSE] This Agreement supersedes all prior agreements and understandings between the parties and may not be changed or terminated orally, and no attempted change, termination or waiver of any of the provisions hereof shall binding unless in writing and signed by the parties hereto.

     15. [GOVERNING LAW] This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

          THIS AGREEMENT has been executed by the parties hereto as of the day and year 1st above written, by the duly authorized officer or officers of said parties, and the same will be binding upon the assigns and successors in interest of the parties hereto.

                                            NEVADA AGENCY AND TRUST COMPANY
                                            TRANSFER AGENT

                                            BY     /S/   "AMANDA CARDINALLI"
                                              ----------------------------------
                                               AMANDA CARDINALLI, VICE PRESIDENT

                                            ACCORD VENTURES, INC.
                                            COMPANY

                                            BY    /S/  "ALLAN WILSON"
                                              ----------------------------------
                                                     ALLEN G. WILSON
                                                      PRESIDENT

                               PURCHASE AGREEMENT

                                     FOR THE

                            SEMPLE TOWNSHIP PROPERTY


IS AGREEMENT made this 24th day of September, 1998

BETWEEN:

     LUI HOLDINGS LTD., a British Columbia corporation with offices at 320 - 1100 Melville Street, Vancouver, British Columbia, Canada, V6E 4A6

     (known herein as "Lui")

                                                               ON THE FIRST PART

AND:

     ACCORD VENTURES INC., a Nevada corporation with offices at 880 - 50 West Liberty Street, Reno, Nevada, USA, 89501

     (known herein as "Accord")

                                                              ON THE SECOND PART

WHEREAS:

A. Lui has commissioned and has staked a mineral claim, more fully described in Schedule "A" attached hereto, in the Porcupine Mining Division of Ontario, Canada which it wishes to sell to Accord; and

B. Accord wishes to purchase the mineral claim noted in (A) above staked by Lui under the terms and conditions set out below.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and agreements herein contained and the sum of One Dollar ($1.00) paid to Lui by Accord and the sum of One Dollar ($1.00) paid by Accord to Lui (the receipt of which are hereby acknowledged), the parties thereto agree as follows:

1.   DEFINITIONS

1.01 In this Agreement, including the recitals and schedules hereto, unless there is something in the subject matter or context inconsistent therewith, the following words and expressions shall have the following meanings:

(a)  "AGREEMENT" means this Purchase Agreement as amended from time to time;

(b) "CLAIM" means the mineral Claim more particularly described in Schedule "A" hereto;

(c) "INTEREST" means a one hundred percent (100%) in the Claim more fully described on Schedule "A";


2.   REPRESENTATIONS, WARRANTIES AND COVENANTS

2.01 Lui represents and warrants to Accord that:

(a) it is a company duly incorporated, organized and validly subsisting under the laws of its incorporating jurisdiction;

8 it has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement;

(c) neither the execution and delivery of this Agreement nor any of the agreements referred to herein or contemplated hereby, nor the consummation of the transactions hereby contemplated conflict with, result in the breach of or accelerate the performance required by, any agreement to which it is a party; and

(d) the execution and delivery of this Agreement and the agreements contemplated hereby will not violate or result in the breach of the laws of any jurisdiction applicable or pertaining thereto or of its constating documents.

2.02 Accord represents and warrants to Lui that:

(a) it is a company duly incorporated, organized and validly subsisting under the laws of its incorporating jurisdiction;

(b) it has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement;

(c) neither the execution and delivery of this Agreement nor any of the agreements referred to herein or contemplated hereby, nor the consummation of the transactions hereby contemplated conflict with, result in the breach of or accelerate the performance required by, any agreement to which it is a party; and

(d) the execution and delivery of this Agreement and the agreements contemplated hereby will not violate or result in the breach of the laws of any jurisdiction applicable or pertaining thereto or of its constating documents.

2.03 The representations, warranties and covenants hereinbefore set out are conditions on which the parties have relied in entering into this Agreement and shall survive the acquisition of any interest in the Claim by Lui and Accord and any loss, damage, cause of action and suits arising out of or in connection with any breach of any representation warranty, covenant, agreement or condition made by them and contained in this Agreement.

3.   POSSESSION AND CONTROL

3.01 Coincident with the execution of this Agreement, Accord shall have exclusive possession and control of the Claim until all the terms and conditions of this Agreement are adhered to.

4.   TERMS AND CONDITIONS OF PURCHASE

4.01 The terms and conditions of the purchase of the Claim more fully described in Schedule "A" attached hereto are as follows:

a.   All staking costs will be borne by Lui;

b. Accord shall pay to Lui by way of money order, bank draft or certified cheque the sum of twenty five thousand dollars ($25,000) within sixty (60) days from the date of this Agreement;

c. Accord shall engage, at its own expense, a geologist to prepare a report on the merit of the Claim; and

d. Once the full payment as noted in (b) above is paid, Lui will no longer have any rights, privileges or control over the Claim.

5.   AREA OF INTEREST

5.01 In respect to this Agreement the area of interest is defined in Schedule "A" as being only the Claim itself. There is no obligation on the part of Lui to forthwith give notice to Accord of staking, leasing, purchasing or obtaining by other methods any interest in other mineral claims within the immediately or surrounding area of interest

6.   TERMINATION OF AGREEMENT

6.01 This Agreement shall terminate:

(a) if Accord fails to meet the terms and conditions in accordance with paragraphs 4.01; or

(c) if either Lui and/or Accord gives notice in writing to that effect that either and/or both of them wish to terminate the Agreement prior to the payment being made as set forth in 4.01 above.

7.   FORCE MAJEURE

7.01 No party will be liable for its failure to perform any of its obligations under this Agreement due to a cause beyond its reasonable control (except those caused by its own lack of funds) including, but not limited to acts of God, fire, storm, flood, explosions, strikes, lockouts or other industrial disturbances, act of the public enemy, riots, laws, rules and regulations or orders of any duly constituted governmental authority, including environmental protection agencies, or nonavailability of materials or transportation.

7.02 All time limits imposed by this Agreement will be extended by a period of equivalent to the period of delay resulting from events described in paragraph
8.01 hereof but may not exceed ninety (90) days in total.

8.1 A party relying on the provisions of paragraph 8.01 hereof will take all reasonable steps to eliminate any of the events mentioned in 8.01 and, if possible, will perform its obligations under this Agreement as far as practical, but nothing herein will require such party to settle or adjust any labour dispute or to question or to test the validity of any law, rule, regulation or order of any duly constituted governmental authority or to complete its obligations under this Agreement if an event under 8.01 renders completion impossible.

8.   NOTICE

8.1 Any notice, direction, cheque or other instructions required or permitted to be given under this Agreement shall be in writing and may be given by the delivery of the same or by mailing the same by prepaid registered or certified mail or by sending the same by telegram, telex, telecommunication or other similar forms of communication including facsimile, in each case addressed to the intended recipient at the address of the respective party set out on the front page hereof.

8.02 Any notice, direction, cheque or other instrument aforesaid will, if delivered, be deemed to have been given and received on the day it was delivered, and if mailed, be deemed to have been given and received on the fifth business day following the day of mailing, except in the event of a disruption of the postal service in which event notice will be deemed to be received only when actually received and, if sent by telegram, telex, fax machine, telecommunication or other similar form of communication, be deemed to have been given or received on the day it was so sent.

8.03 Any party may at any time give to the other notice in writing of any changes or address of the party giving such notice and from and after the giving of such notice the address or addresses therein specified will be deemed to be the address of such party for the purposes of giving notice hereunder.

9.   FURTHER ASSURANCES

9.01 Each of the parties hereto shall from time to time and at all times do all such further acts and execute and deliver all further deeds and documents as shall be reasonably required in order to fully perform and carry out the terms of this Agreement. For greater certainty this section shall not be construed as imposing any obligation on any party to provide guarantees.

10.  ENTIRE AGREEMENT

10.01 This Agreement embodies the entire agreement and understanding between Lui and Accord and supersedes all prior agreements and undertakings, whether oral or written, relative to the subject matter hereof.

11.  AMENDMENT

11.01 This Agreement may be changed orally but only by an agreement in writing, executed under seal, by the party or parties against which enforcement, waiver, change, modification or discharge is sought.

12.  ARBITRATION

12.01 If any question, differences or disputes shall arise between the parties in respect of any matters arising under this Agreement or in relation to the construction hereof the same shall be determined by the award of three arbitrators to be named as follows:

(a) the party sharing one side of the dispute shall name an arbitrator and give notice thereof to the pay sharing the other side of the dispute;

(b) the party sharing the other side of the dispute shall, within 14 days of receipt of the notice, name an arbitrator; and

(c) the two arbitrators so named shall, within 15 days of the naming of the latter of them, select a third arbitrator.

The decision of the majority of these arbitrators shall be made within 30 days after the selection of the latter of them. The expense of the arbitration shall be borne equally by Lui and Accord. If the parties on either side of the dispute fail to name an arbitrator within the time limit or proceed with the arbitration, the arbitrator named may decide the question. The place of arbitration shall be Reno, Nevada, United States.

13.  RULES AGAINST PERPETUITIES

13.01 If any right, power or interest of either Lui or Accord under this Agreement would violate the Rule against perpetuities, then such right, power and interest shall terminate at the expiration of 20 years after the death of the last survivor of all the lineal descendants of his late Majesty, King George V of England, living on the date of execution of this Agreement.

14.  ENUREMENT

14.01 This Agreement shall enure to the benefit and be binding upon the parties hereto and their respective successors and permitted assigns.

15.  GOVERNING LAW

15.01 This Agreement shall be governed by and interpreted in accordance with the laws of the State of Nevada.

16.  SEVERABILITY

16.01 If any one or more of the provisions contained herein shall be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

17.  NUMBER AND GENDER

17.01 Words used herein importing the singular number only shall include the plural, and vice versa, and words importing the masculine gender shall include the feminine and neuter genders, and vice versa, and words importing persons shall include firms and corporations.

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

18.  HEADINGS

18.01 The division of this Agreement into articles and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

19.  CURRENCY

19.01 All references to currency are stated in United States dollars.

20.  TIME OF THE ESSENCE

20.01 Time shall be of the essence in the performance of this Agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day, month and year first above written.

THE COMMON SEAL OF LUI                      )
HOLDINGS LTD.  was hereunto                 )
affixed in the presence of:                 )
                                            )                          C/S
                                            )

/s/  "Ron Lui"                              )
(Authorized Signatory)                      )

THE COMMON SEAL OF ACCORD  )
HOLDINGS LTD.  was hereunto                 )
affixed in the presence of:                 )
                                            )                          C/S
                                            )

/s/   "Allan Wilson"                        )
(Authorized Signatory)                      )

                                            )
                                            )
/s/  "David Zosiak"                         )
(Authorized Signatory)                      )

                                       58